Exhibit 16.1

HALL&COMPANYCertified Public Accountants, Inc. TAX, FINANCIAL AND MANAGEMENT CONSULTING SERVICES	111 PACIFICA, SUITE 300 IRVINE, CA 92618 (949) 910-HALL (4255) FAX (949) 910-4256 WWW.HALLCPAS.COM

March 18, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: General Cannabis Corp

We have read the statements made by General Cannabis Corp in Item 4.01 of this Form 8-K regarding the change in auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made in Item 4.01 of this Form 8-K.

Yours truly,

/s/ Hall & Company

Hall & Company CPAs & Consultants, Inc.